Exhibit 23.1







         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS
         --------------------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-27991, 333-88176, 333-39323, 333-67034 and
333-67038) of Stein Mart, Inc. of our report dated April 8, 2005 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
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Jacksonville, Florida
April 8, 2005